UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)  August 31, 2017 (August 30, 2017)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 30, 2017, ARMOUR Residential REIT, Inc. (the “Company”) and ARMOUR Capital Management LP (the “Manager”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with FBR Capital Markets & Co. (“FBR”), pursuant to which the Company may offer and sell from time to time through FBR, as its agent, up to 2,000,000 shares of the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Placement Shares”), in accordance with the terms and conditions set forth in the Sales Agreement.
Sales of Placement Shares pursuant to the Sales Agreement, if any, may be effected by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation directly on the New York Stock Exchange or any other existing trading market for the Placement Shares or through a market maker, up to the amount specified, and otherwise to or through FBR in accordance with the notice delivered to FBR. In addition, with the prior consent of the Company, some or all of the Placement Shares issued pursuant to the Sales Agreement may be sold through FBR in privately negotiated transactions.
Placement Shares sold pursuant to the Sales Agreement will be issued pursuant to a prospectus dated May 1, 2015, as supplemented by a prospectus supplement dated August 30, 2017, in each case filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-203813) (the “Registration Statement”) which was initially filed with the Commission on May 1, 2015 and automatically declared effective on May 1, 2015. Interested investors should read the Registration Statement and all documents incorporated therein.
The Sales Agreement contains customary representations, warranties and agreements of the Company and the Manager, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Sales Agreement, the Company agreed to indemnify FBR against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments FBR may be required to make in respect of these liabilities, and to reimburse FBR for certain expenses. In the ordinary course of business, FBR or its affiliates from time to time have provided and may in the future provide various investment banking, commercial banking and financial advisory services to the Company and/or its affiliates, for which they have received or may receive customary compensation.
The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.
This Current Report on Form 8-K does not constitute offers to sell or the solicitation of offers to buy nor shall there be any sales of Placement Shares in any state in which such offers, solicitations or sales would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the issuances and sales of the Placement Shares to be made pursuant to the Sales Agreement, the Company caused Articles Supplementary to be filed with the Maryland State Department of Assessments and Taxation on August 30, 2017, classifying 1,440,000 shares of the Company’s authorized preferred stock as additional shares of Series B Preferred Stock thereby increasing the aggregate authorized shares of Series B Preferred Stock to 7,650,000. A copy of the above-referenced Articles Supplementary is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement, dated August 30, 2017, among the Company, the Manager and FBR
3.1	Articles Supplementary classifying 1,440,000 shares of the Company’s preferred stock into additional shares of Series B Cumulative Redeemable Preferred Stock
5.1	Opinion of Holland & Knight LLP
8.1	Opinion of Sidley Austin LLP, regarding certain tax matters
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2017

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement, dated August 30, 2017, among the Company, the Manager and FBR
3.1	Articles Supplementary classifying 1,440,000 shares of the Company’s preferred stock into additional shares of Series B Cumulative Redeemable Preferred Stock
5.1	Opinion of Holland & Knight LLP
8.1	Opinion of Sidley Austin LLP, regarding certain tax matters
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)